Exhibit 15.2

[PricewaterhouseCoopers Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100069 and No. 333-164249) of NetEase.com, Inc. of our report dated June 29, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

June 29, 2010